As filed with the Securities and Exchange Commission on April 13, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LOGITECH INTERNATIONAL S.A.

(Exact name of Registrant as specified in its charter)

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

7600 Gateway Boulevard

Newark, California 94560

(510) 795-8500

(Address, including zip code, of Registrant’s principal executive offices)

1996 Employee Share Purchase Plan (U.S.)

2006 Employee Share Purchase Plan (Non-U.S.)

(Full title of the plan)

Erik Bardman

Senior Vice President, Finance and Chief

Financial Officer

Logitech International S.A.

c/o Logitech Inc.

7600 Gateway Boulevard

Newark, California 94560

(510) 795-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Registered Shares, par value of CHF 0.25 each	5,000,000	$6.45	$32,257,500	$3,696.71

(1)	This Registration Statement shall also cover any additional shares which become issuable under the 1996 Employee Share Purchase Plan (U.S.), as amended, and the 2006 Employee Share Purchase Plan (Non-U.S.), as amended, by reason of any stock dividend, stock split, capitalization of reserves and premiums or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant. The shares under the 1996 Employee Share Purchase Plan (U.S.) and the 2006 Employee Share Purchase Plan (Non-U.S.) will be treasury shares currently held by the Registrant, shares to be repurchased by the Registrant or will be issued from conditional shares approved by the Registrant’s shareholders.
(2)	Calculated solely for the purposes of this offering under Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, on the basis of 85% of the average of the high and low prices of the Registrant’s shares as reported on The Nasdaq Global Select Market on April 9, 2012. Pursuant to the 1996 Employee Share Purchase Plan (U.S.), as amended, and the 2006 Employee Share Purchase Plan (Non-U.S.), as amended, the purchase price per share is equal to 85% of the lesser of the fair market value of the share on the offering date or the purchase date.

LOGITECH INTERNATIONAL S.A.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed, in part, pursuant to General Instruction E to Form S-8 for the purpose of registering additional Registered Shares of Logitech International S.A. (the “Registrant”) to be issued pursuant to the Registrant’s 2006 Employee Share Purchase Plan (Non-U.S.), as amended. Accordingly, the contents of the earlier registration statement on Form S-8 (File No. 333-157038) filed with the Commission on January 30, 2009, Form S-8 (File No. 333-100854) filed with the Commission on October 30, 2002, as amended on May 27, 2003 and February 2, 2007, and Form S-8 (File No. 333-07058) filed with the Securities and Exchange Commission (the “Commission”) on June 12, 1997, are incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 filed with the Commission on May 27, 2011 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)	The description of the Registrant’s shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 5, 1997, together with Amendment No.1 on Form 8-A filed with the Commission on November 29, 2006, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit	Incorporated by Reference
		Form	File No.	Filing Date	Exhibit No.	Filed Herewith

5.1	Opinion and consent of Lenz & Staehelin					X

10.1	1996 Employee Share Purchase Plan (U.S.), as amended	10-Q	000-29174	November 7, 2011	10.1

		10-Q	000-29174	November 7, 2011	10.2

10.2	2006 Employee Share Purchase Plan (Non-U.S.), as amended

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on April 13, 2012.

LOGITECH INTERNATIONAL S.A.

By:	/s/ Guerrino De Luca
Guerrino De Luca
Chief Executive Officer and Acting President

By:	/s/ Erik Bardman
Erik Bardman
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guerrino De Luca and Erik Bardman, and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guerrino De Luca Guerrino De Luca	Chief Executive Officer and Acting President and Director (Principal Executive Officer)	April 13, 2012

/s/ Erik Bardman Erik Bardman	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 13, 2012

/s/ Daniel Borel Daniel Borel	Director	April 13, 2012

/s/ Matthew Bousquette Matthew Bousquette	Director	April 13, 2012

/s/ Erh-Hsun Chang Erh-Hsun Chang	Director	April 13, 2012

/s/ Kee-Lock Chua Kee-Lock Chua	Lead Independent Director	April 13, 2012

/s/ Sally Davis Sally Davis	Director	April 13, 2012

/s/ Neil Hunt Neil Hunt	Director	April 13, 2012

/s/ Richard Laube Richard Laube	Director	April 13, 2012

/s/ Monika Ribar Monika Ribar	Director	April 13, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit	Incorporated by Reference
		Form	File No.	Filing Date	Exhibit No.	Filed Herewith

5.1	Opinion and consent of Lenz & Staehelin					X

10.1	1996 Employee Share Purchase Plan (U.S.), as amended	10-Q	000-29174	November 7, 2011	10.1

		10-Q	000-29174	November 7, 2011	10.2

10.2	2006 Employee Share Purchase Plan (Non-U.S.), as amended

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X